Exhibit 99.1

FOR IMMEDIATE RELEASE
STERLING CONSTRUCTION COMPANY, INC. REPORTS
2009 FIRST QUARTER RESULTS

HOUSTON, TX – May 11, 2009 – Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced results for the first quarter ended March 31, 2009.

First Quarter 2009 Compared to First Quarter 2008
▪	Revenues rose 12% to $94.9 million in the first quarter of 2009 from $84.9 million in the first quarter of 2008;
▪	Gross profit was $11.8 million in the current first quarter, up 46% compared to $8.1 million in the comparable period of 2008;
▪	Gross margin improved to 12.5% of revenues for the 2009 first quarter compared with 9.5% for the first quarter of last year;
▪	Operating income rose 87% to $8.7 million in the first quarter of 2009 from $4.6 million in the first quarter of last year;
▪	Net income attributable to Sterling common stockholders rose 78% to a record $5.6 million in the first quarter of 2009, as compared with $3.1 million in the first quarter of 2008; and,
▪	Diluted net income per share attributable to Sterling common stockholders rose to $0.41 in the first quarter of 2009 or 78% ahead of $0.23 per share in the first quarter of last year.

Commenting on the results, Joe Harper, Sterling’s President and Chief Operating Officer, said, “2009 started on a strong note.  The majority of the top line growth was due to our Nevada operations where projects in 2009 were concentrated in the warmer and dryer southern part of the state.  In comparison, during last year’s first quarter, projects were principally located in colder and wetter Northern Nevada.”

He continued, “The 46% improvement in gross profit was due in part to the mix of the stage of completion and profitability of certain contracts at March 31, 2009 as well as to the revenue gains in our Nevada operations.  The 12.5% gross margin in the current first quarter, while certainly welcome, may not be indicative of the margins achievable in subsequent quarters of 2009.  This is in part due to increased competition which put downward pressure on bid prices in our markets during the latter half of 2008 and first quarter of 2009.”

Pat Manning, the Company’s Chairman and Chief Executive Officer, added, “We closed the first quarter with backlog of approximately $385 million as compared to $448 million at year-end 2008.  In the first quarter of 2009, we were awarded or were the apparent low bidder on $32 million of new contracts.  In April 2009, the staff of the City of San Antonio recommended to the City Council that a $25 million Construction Manager at Risk (“CMR”) contract be awarded at its May 2009 meeting to our Texas Sterling subsidiary.  We are pursuing more CMR work as it represents an attractive new dimension to our service portfolio.”

Discussing the outlook for the remainder of the year, Mr. Manning stated, “While we have recently submitted bids at lower margins, we continue to believe that there are significant opportunities to make a reasonable profit based on the currently proposed budgets of Texas Department of Transportation, Nevada Department of Transportation, toll road authorities and municipalities.  The timing of contract lettings, however, remains uncertain, making business visibility more difficult than in the past.  Sterling continues to have the resources and experience to compete successfully for projects as they become available.”

James Allen, Sterling’s CFO noted, “Because we are being cautious about the volume and profitability of work which will be available this year, our capital expenditures are running well below last year’s.  In the current first quarter, only $1.6 million has been invested in the replacement of certain equipment and to expand our construction fleet and office and shop facilities.  In the same period last year, capital expenditures totaled $4.5 million.  Our financial position remains strong, with working capital of approximately $98.9 million, including $77.4 million in cash, cash equivalents and short-term investments, total assets of $296 million and Sterling common stockholders’ equity of $165 million.”

Annual Stockholders’ Meeting
At the Company’s Annual Meeting of Stockholders held on Wednesday, May 6th, stockholders re-elected three Class II directors:  John D. Abernathy, Robert W. Frickel and Milton L. Scott, and one Class I director: David R.A. Steadman; adopted an Amended and Restated Certificate of Incorporation; and ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2009.

Conference Call and Filings
Sterling’s management will hold a conference call to discuss first quarter results and recent corporate developments, at 11:00 am EDT/ 10:00 am CDT today, May 11, 2009.  The call will be hosted by Patrick Manning, Chairman and Chief Executive Officer, Joe Harper, President and Chief Operating Officer, and James H. Allen, Jr., Chief Financial Officer.  Interested parties may participate in the call by dialing 706-679-0858 ten minutes before the conference is scheduled to begin, and asking for the Sterling Construction call.

To listen to a simultaneous webcast of the call, please go to the Company’s website at www.sterlingconstructionco.com at least 15 minutes early to download and install any necessary audio software.  If you are unable to listen live, the conference call webcast will be archived on the Company’s website for 30 days.  We suggest listeners use Microsoft Explorer as their web browser.

Sterling is a leading heavy civil construction company that specializes in the building and reconstruction of transportation and water infrastructure in large and growing markets in Texas and Nevada.  Its transportation infrastructure projects include highways, roads, bridges and light rail and its water infrastructure projects include water, wastewater and storm drainage systems.

This press release includes certain statements that fall within the definition of "forward-looking statements" under the Private Securities Litigation Reform Act of 1995.  Any such statements are subject to risks and uncertainties, including overall economic and market conditions, competitors' and customers' actions, and weather conditions, which could cause actual results to differ materially from those anticipated, including those risks identified in the Company's filings with the Securities and Exchange Commission.  Accordingly, such statements should be considered in light of these risks.  Any prediction by the Company is only a statement of management's belief at the time the prediction is made.  There can be no assurance that any prediction once made will continue thereafter to reflect management's belief, and the Company does not undertake to update publicly its predictions, whether as a result of new information, future events or otherwise.

The Company will file its 2009 First Quarter Report on Form 10-Q with the U.S. Securities and Exchange Commission on Monday, May 11, 2009.

Contact:
Sterling Construction Company, Inc.                                                                                                      Investor Relations Counsel
James H. Allen, Jr., CFO                                                                                                                            The Equity Group Inc.
Joseph P. Harper, Pres.  & COO                                                                                                               Linda Latman 212-836-9609
281-821-9091                                                                                                                                                Lena Cati  212-836-9611

(See Accompanying Tables)

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2009	2008
Revenues	$94,866	$84,926
Cost of revenues	83,055	76,825
Gross profit	11,811	8,101
General and administrative expenses	(3,214)	(3,447)
Other income (expense)	87	(11)
Operating income	8,684	4,643
Interest income	159	287
Interest expense	(58)	(130)
Income before income taxes and earnings attributable to noncontrolling interest	8,785	4,800
Income tax expense	(2,919)	(1,591)
Net income	5,866	3,209
Less: Net income attributable to the noncontrolling interest inearnings of subsidiary	(301)	(92)
Net income attributable to Sterling common stockholders	$5,565	$3,117

Net income per share attributable to Sterling commonstockholders:
Basic	$0.42	$0.24
Diluted	$0.41	$0.23

Weighted average number of common shares outstanding used in computing per share amounts:
Basic	13,188,266	13,068,864
Diluted	13,715,629	13,684,249

Sterling Construction News Release
May 11, 2009
STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$57,712	$55,305
Short-term investments	19,724	24,379
Contracts receivable, including retainage	70,141	60,582
Costs and estimated earnings in excess of billings on uncompletedcontracts	9,128	7,508
Inventories	1,279	1,041
Deferred tax asset, net	177	1,203
Deposits and other current assets	2,996	2,704
Total current assets	161,157	152,722
Property and equipment, net	76,015	77,993
Goodwill	57,232	57,232
Other assets, net	1,550	1,668
Total assets	$295,954	$289,615
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,047	$26,111
Billings in excess of costs and estimated earnings on uncompleted Contracts	28,174	23,127
Current maturities of long term obligations	73	73
Income taxes payable	597	547
Other accrued expenses	7,342	7,741
Total current liabilities	62,233	57,599
Long-term liabilities:
Long-term debt, net of current maturities	50,464	55,483
Deferred tax liability, net	12,249	11,117
Put liability related to and noncontrolling owner's interest in subsidiary	6,244	6,300
Total long-term liabilities	68,957	72,900
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.01 per share; authorized 1,000,000shares, none issued	--	--
Common stock, par value $0.01 per share; authorized 19,000,000shares, 13,198,204 and 13,184,638 shares issued and outstanding	131	131
Additional paid-in capital	150,373	150,223
Retained earnings including accumulated othercomprehensive loss of $67 in 2009	14,260	8,762
Total Sterling common stockholders’ equity	164,764	159,116
Total liabilities and stockholders’ equity	$295,954	$289,615